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                     NEWS RELEASE NEWS RELEASE NEWS RELEASE

For information contact: Tom Gelston, Director - Investor Relations (203)
222-5943

                TEREX DELAYS FILING OF ITS 2004 ANNUAL REPORT AND
                 RECEIVES WAIVER FROM SENIOR BANK LENDING GROUP

     WESTPORT, CT, March 16, 2005 -- Terex Corporation (NYSE: TEX) today filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission, notifying the SEC that the Company is delaying filing of its Annual Report on Form 10-K for the period ended December 31, 2004, pending completion of its previously announced internal accounting review.

     Terex is continuing to work aggressively to complete its internal accounting review and the audit of its financial statements by its independent registered public accounting firm in order to file its Annual Report on Form 10-K for the year ended December 31, 2004. As announced previously, Terex is working to restate its financial statements for the years ended December 31, 2000, 2001, 2002 and 2003, and complete the audit of its financial statements for the year ended December 31, 2004. Terex has made significant progress on all these matters and believes that it is nearing conclusion of its internal review and independent audit. It is still management's opinion that, although adjustments in any one year's financial statements may be material, the cumulative adjustments required to be made to shareholders' equity at December 31, 2003 resulting from all errors identified to date are not expected to be material to total shareholders' equity, as analyzed in accordance with applicable SEC and accounting guidelines. However, until the conclusion of Terex's internal review activities and the completion of procedures by Terex's independent registered public accounting firm, there can be no assurance that there will not be additional errors discovered that may affect the periods indicated above, which may impact management's determination of the effect of the adjustments necessary to correct any misstatements, or which may require Terex to determine that financial statements of Terex for other fiscal periods should no longer be relied upon.

     Terex has obtained a waiver from its senior bank lending group that allows the Company until May 31, 2005 to provide its lenders with its financial information for the year ended December 31, 2004. While Terex anticipates having the Annual Report and related financial information completed substantially prior to that time, the Company sought this waiver in order to ensure itself sufficient time to prepare and finalize its financial reports.

Safe Harbor Statement

     The press release contains forward-looking information based on Terex's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others:
Terex's business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; Terex's continued access to capital and ability to obtain parts and

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components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex's ability to timely manufacture and deliver products to customers; Terex's significant amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; Terex's ability to file its periodic reports with the SEC on a timely basis; Terex's ability to ensure that all intercompany transactions will be properly recorded; compliance with applicable environmental laws and regulations; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. In addition, until the previously announced review by Terex of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such review, nor can there be assurance that additional adjustments to the financial statements will not be identified.
Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

     Terex Corporation is a diversified global manufacturer with 2004 net sales of approximately $5 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.





















                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com


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